ntreis

ADDENDUM TO ACCESS AGREEMENT (03/08)

BETWEEN Foreclosure Solutions, Inc.
(MLS PARTICIPANT/BROKER - OFFICE NAME)

AND iHOUSEweb, Inc. (VENDOR*)

**If vendor is not yet authorized by NTREIS, an MLS Data License Agreement is also required.*

RECITALS:

A. Broker and Vendor are entering into an agreement to which this Addendum is attached which provides, *inter alia*, that Vendor will have access to the MLS Database, as defined below.

B. Broker's sales associates are members of one of the MLS service providers of North Texas Real Estate Information Systems, Inc. (NTREIS).

C. Section 17.14 of the MLS Rules and Regulations of NTREIS (the Rules) requires all participants/ subscribers who contract to permit a vendor access to the MLS Database must incorporate this Addendum or a substantially similar addendum into such agreement.

NOW THEREFORE, for valuable consideration, including the mutual covenants and agreements of the Broker and Vendor, it is agreed as follows:

1. MLS Database. The parties acknowledge that among the services offered by NTREIS is a computer-based electronic on-line information system (the "On-Line MLS System") designed to provide, and which provides, MLS Participants with access to current and historical information and data, and compilations of such information and data, about residential and commercial real estate listings and leases (the "MLS Database").

2. Exclusive Rights. The parties agree that only NTREIS possesses the exclusive, non-transferable right and license to operate, administer, and manage the ordinary and customary day-to-day operations, activities and services of the MLS, including but not limited to, the On-Line MLS System.

3. Ownership of Database. The parties recognize that NTREIS owns and claims all rights, titles, and interests (including but not limited to rights of copyright) in and to the MLS Database and each and every item of information and data, and each and every compilation of information and data, which is at present and which shall be at any time and from time-to-time hereafter a part of the On-Line MLS System and MLS Database; and access thereto and use thereof is strictly limited and regulated by the MLS Rules and Regulations.

4. Access of Database. Broker hereby grants permission to Vendor to access, retrieve, and download data from the MLS Database for the limited purpose of providing the following services and/or products (collectively referred to herein as the Service) exclusively to sales associates and employees of Broker: Permission to display IDX on website

Note: Section 4 must be completed for approval to be granted.

5. Interface and Installation. If NTREIS is required to perform any service, including but not limited to any software interface required by Vendor to provide the Service to Broker, Vendor shall pay for all programming costs, installation costs, and other expenses involved in such interface.

6. Covenants and Obligations of Vendor. During the term of this agreement, Vendor agrees:

a. To maintain its financial capability necessary to render efficient and effective Service to Broker. Upon request of Broker, Vendor agrees to submit its current financial statement to Broker, including a balance sheet, profit and loss statement, and related accounting statements, or a current letter from the principal banker for Vendor confirming the financial stability and creditworthiness of Vendor.

b. To maintain in full force and effect during the term of this Agreement adequate professional and general liability insurance issued by an insurance company authorized to do business in the state of Texas acceptable to Broker. Upon request of Broker, Vendor agrees to provide Broker a certificate of insurance evidencing the existence of such coverage, naming Broker and NTREIS as an additional insureds, and containing the agreement of the carrier that such coverage will not be cancelled or terminated without furnishing thirty (30) days' prior written notice to Broker and NTREIS.

7. Ownership of Data. Vendor hereby acknowledges and agrees that ownership and control of the MLS Database, including all data therein, will remain exclusively in NTREIS and that Vendor will never acquire or assert a claim to ownership of such data.

8. Safeguard of Data. Vendor will take all appropriate steps and precautions to safeguard and protect the access, use, and security of the MLS Database. Vendor will not reconfigure, reformat, resell, transmit, download, copy, furnish, or otherwise make available to any person, firm, or corporation other than for the use and benefit of participants and subscribers of the MLS affiliated with Broker. For purposes of this agreement, any reference to "use" of the MLS Database shall mean and include the accessing, using, disclosing, revealing, making available, displaying, delivering, distributing, transferring, transmitting, communicating, publishing, and/or disseminating of the MLS Database, whether originals or copies, whether in whole or in part, whether directly or indirectly, or whether knowingly or otherwise.

9. Confidentiality. Vendor will treat as confidential the MLS Database, including all data therein, and recognize the same to be the proprietary property of NTREIS. Nothing contained herein shall be deemed or construed to grant Vendor any right, title, or interest in or to the data or the MLS Database. Vendor further acknowledges that the MLS Database is of substantial value to NTREIS and that there exists a necessity to preserve the sanctity and confidential nature thereof. Accordingly, Vendor shall implement and maintain all necessary controls to protect and safeguard the MLS Database from and against unauthorized use.

10. Modifications. Any modification of the terms of this Addendum will not be effective unless Broker obtains the prior written approval of NTREIS to such modifications.

11. Section 17 of the Rules. Vendor acknowledges receipt of a copy of Sections 16 and 17 (available on www.ntreis.net) of the Rules & Regulations and that Vendor has reviewed same, and agrees to comply with same.

IN WITNESS WHEREOF, the undersigned parties have executed this Addendum to evidence their agreement.

BROKERAGE: FOREC01

Foreclosure Solutions, Inc.
(Name of MLS Participant's Office)

Authorized MLS Participant/Broker Signature [signature]
MLS Participant/Broker Name H.J. Cole
MLS Participant License # 0458143

H J Cole
0458143

OK Broker

Name H.J. Cole
Agent License # 0458143

Office Address 2502 Live Oak St #205
City/State/Zip Dallas, TX 75204
E-mail hjcole@msn.com
Phone # 214-620-8711

VENDOR:

iHouseweb, Inc
(Name of Vendor)

Vendor Signature [signature]
Name Jamie Cuadrina
Title Tech Support Manager
Vendor Address 2030 Franklin Street
City/State/Zip Oakland, CA 94612
E-mail ihouse mls @ihouseweb.com
Phone # 866-645-7700

Required: URL of web site containing MLS data
x www.foreclosurecat.com

Vendor: Please fax completed document to 866-924-3979. NTREIS staff will notify you via email when the addendum has been approved.

APPROVED
By Cindy Cocklin at 12:21 pm, Mar 25, 2011

For NTREIS Use Only:

Addendum is hereby approved this _______ day of ______________________, 200_______.

NORTH TEXAS REAL ESTATE
INFORMATION SYSTEMS, INC.

By: ______________________________
Authorized NTREIS Representative